UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                                   Date of earliest event reported
September 29, 1999                                                 July 16, 1999

                         CardioTech International, Inc.
                         ------------------------------
                (Name of registrant as specified in its charter)

                                    000-28034
                            (Commission File Number)

      Massachusetts                                              04-3186647
- ------------------------------                               -------------------
State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization                                Identification No.)

                               78 E Olympia Avenue
                           Woburn, Massachusetts 01801
                    (Address of principal executive offices)

Registrant's telephone number, including area code (781) 933-4772

The purpose of this report is to amend CardioTech International, Inc. Current Report on Form 8-K dated July 30, 1999 relative to the acquisition of Tyndale Plains-Hunter, Ltd. (TPH). Included in this amendment are Item 2, financial statements of business acquired (Item 7(a)) and pro forma financial information (Item 7 (b)).

Item 2. Acquisition or Disposition of Assets

      On July 16, 1999, CardioTech International, Inc., a Massachusetts corporation ("CardioTech"), completed the acquisition of Tyndale Plains-Hunter, Ltd., a New Jersey corporation ("TPH"), pursuant to an Agreement and Plan of Merger, dated as of May 25, 1999 (the "Merger Agreement"), by and among CardioTech, CardioTech Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of CardioTech ("Acquisition Sub"), and TPH. TPH manufactures hydrophilic polyurethanes, which are used to provide permanent lubricity to the surface of medical devices, improve blood compatibility and act as drug delivery systems and which are used in personal care products including hair creams, mousses and skin creams. CardioTech intends to continue to use the assets of TPH to manufacture hydrophilic polyurethanes.

TPH merged with and into Acquisition Sub (the "Merger"), with Acquisition Sub surviving the Merger and remaining a wholly-owned subsidiary of CardioTech. Each share of TPH common stock was (i) converted into the right to receive 0.24 of a share of CardioTech common stock and (ii) exchanged for a cash payment of approximately $0.19. The conversion and exchange ratios were determined through arm's length negotiation between the parties. The total number of shares of CardioTech common stock and the total amount of cash issued in the Merger was 446,153 shares (valued at $1.625 per share) and $350,000, respectively. The cash consideration used in the Merger came from CardioTech's working capital. Approximately $100,000 of the cash consideration was placed into escrow pursuant to the terms of the Merger Agreement. In connection with this transaction, the Company assumed liabilities of approximately $123,000 and incurred acquisition costs of approximately $79,000. The excess of the purchase price over the net assets is approximately $1,017,000 and has been allocated approximately $700,000 to acquired patents and $317,000 to goodwill. The cost of patents and goodwill will be amortized over their estimated useful lives of five years on a straight-line basis. The transaction has been recorded in accordance with the purchase method of accounting and the designated date of the acquisition for accounting purposes is June 30, 1999.

      The description contained herein of the transaction is qualified in its entirety by reference to the Merger Agreement (Exhibit 2.1), and a copy of CardioTech's press release announcing the effectiveness of the Merger (Exhibit 99.1), copies of which are attached hereto and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial statements of business acquired.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

      Independent Auditors' Report                                          4

      Balance Sheets at March 31, 1999, and March 31, 1998                  5

      Statement of Operations and Accumulated Deficit for the year
        ended March 31, 1999                                                6

      Statement of Cash Flows for the year ended March 31, 1999             7

      Notes to the Financial Statements                                     8-12

                        Report of Independent Accountants

To the Board of Directors and Stockholders of Tyndale Plains-Hunter, Ltd.:

      We have audited the accompanying balance sheets of Tyndale Plains-Hunter, Ltd, as of March 31, 1999 and 1998, and the related statements of operations and accumulated deficit and cash flows for the year then ended March 31, 1999. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above, present fairly, in all materials respects, the financial position of Tyndale Plains-Hunter, Ltd. at March 31, 1999 and 1998, and the results of its operations and cash flows for the year then ended March 31, 1999 in conformity with generally accepted accounting principles.

Adler & Blanchard, LLP
Burlington, Massachusetts
September 24, 1999

Item 7 (a). Financial Statements

                           TYNDALE PLAINS-HUNTER, LTD.
                                 BALANCE SHEETS

                                                                  March 31, 1999    March 31, 1998
                                                                  --------------    --------------
ASSETS
Current Assets:
  Cash and cash equivalents                                       $       82,000    $       92,000
  Accounts receivable -- trade                                           107,000            32,000
  Accounts receivable -- other                                            16,000                --
  Inventory                                                               22,000            10,000
  Prepaid expenses                                                         9,000             5,000
                                                                  --------------    --------------
    Total Current Assets                                                 236,000           139,000

Property and equipment, net                                              103,000            93,000
Patents, net of accumulated amortization of $16,000 and $12,000          141,000            92,000
Other non-current assets                                                   8,000             8,000
                                                                  --------------    --------------

Total Assets                                                      $      488,000    $      332,000
                                                                  ==============    ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued expenses                           $      223,000    $      223,000
  Notes payable - Bank                                                    19,000                --
  Deferred revenue                                                        70,000            35,000
                                                                  --------------    --------------
    Total Current Liabilities                                            312,000           258,000

Stockholders' Equity:
  Common stock, no par, 5,000,000 shares
   authorized, 1,836,342 shares issued
   outstanding at March 31, 1999 and 1998                                413,000           413,000
  Accumulated deficit                                                   (162,000)         (264,000)
  Treasury stock, 53,000 shares, at cost                                 (75,000)          (75,000)
                                                                  --------------    --------------
    Total Stockholders' Equity                                           176,000            74,000
                                                                  --------------    --------------

    Total Liabilities and Stockholders' Equity                    $      488,000    $      332,000
                                                                  ==============    ==============

The accompanying notes are an integral part of these financial statements.

                           TYNDALE PLAINS-HUNTER, LTD.
                 STATEMENT OF OPERATIONS and ACCUMULATED DEFICIT
                        For the Year ended March 31, 1999

Revenue
  Product Sales                                                       $ 246,000
  Evaluation Income                                                     105,000
  License Fee Income                                                    266,000
                                                                      ---------
                                                                        617,000

Cost of Sales                                                           239,000
                                                                      ---------

Gross Profit                                                            378,000

Operating Expenses                                                      278,000
                                                                      ---------

Operating Income                                                        100,000

Interest income                                                           2,000
                                                                      ---------

Income before income taxes                                              102,000

Provision for income taxes (See Note I)                                      --
                                                                      ---------

Net Income                                                            $ 102,000

Accumulated Deficit, beginning                                         (264,000)
                                                                      ---------

Accumulated Deficit, ending                                           $(162,000)
                                                                      =========

The accompanying notes are an integral part of these financial statements.

                           TYNDALE PLAINS-HUNTER, LTD.
                             STATEMENT OF CASH FLOWS
                        For the Year ended March 31, 1999

Cash flows from operating activities:
  Net Income                                                          $ 102,000
  Adjustments to reconcile net income to net
    cash flows from operating activities:
    Depreciation and Amortization                                        28,000
    Changes in assets and liabilities:
      Accounts receivable                                               (91,000)
      Inventory                                                         (12,000)
      Prepaid expenses                                                   (4,000)
      Other assets                                                           --
      Accounts payable and accrued expenses                               1,000
      Deferred revenue                                                   35,000
                                                                      ---------

    Net cash flows provided by operating activities                      59,000
                                                                      ---------

Cash flows from investing activities:
    Purchase of property and equipment                                  (35,000)
    Cost of patent applications                                         (53,000)
                                                                      ---------
    Net cash flows used by investing activities                         (88,000)
                                                                      ---------

Cash flows from financing activities:
  Net proceeds from bank borrowing                                       19,000
                                                                      ---------

    Net cash flows provided by financing activities                      19,000
                                                                      ---------

    Net decrease in cash and cash equivalents                           (10,000)

    Cash and cash equivalents at beginning of period                     92,000
                                                                      ---------

    Cash and cash equivalents at end of period                        $  82,000
                                                                      =========

Supplemental Disclosure of Cash Flow Information:

  Interest Paid                                                       $   1,500
  Taxes Paid                                                          $     150

The accompanying notes are an integral part of these financial statements.

                           TYNDALE PLAINS-HUNTER, LTD.
                          NOTES TO FINANCIAL STATEMENTS

A. Nature of Business:

      Tyndale Plains-Hunter, Ltd. develops, licenses and manufactures hydrophilic polyurethanes, which are used to provide permanent lubricity to the surface of medical devices, improve blood compatibility, and act as drug delivery systems. They are also used in personal care products including hair creams, mousses and skin creams.

B. Summary of Significant Accounting Policies:

Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates and such differences may be material to the financial statements.

Cash and Cash Equivalents

      Cash and Cash Equivalents include cash on hand, demand deposits and short term investments with original maturities of three months or less.

Inventory

      Inventory of raw materials and finished polymers are stated at the lower of cost (first-in, first-out method) or market.

Revenue Recognition

      Evaluation Fee Income is earned in connection with agreements where the Company permits a company to research and study the use of the Company's polymers for incorporation into their products. These fees are recognized over the term of the agreements.

      License Fee Income is received from royalties dependent on a percentage of the licensee's sales on products containing the Company's polymers. Minimum royalty payments are recognized ratably over the year. Royalties in excess of minimum royalties are recognized as earned.

      Product sales are generated from the development and sale of proprietary biomaterials for use in medical devices and personal care products. Revenue is recognized in the period in which it occurs. Revenue received, but not yet earned, is classified as deferred revenue.

Research and Development Expense

      Research and development expense is charged to expense as incurred.

Property and Equipment

      Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, ranging from five to seven years. Expenditures for repairs and maintenance are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation thereon is removed from the accounts and related gains and losses are included in operations.

Uncertainties

      The Company is subject to risks common to companies in the medical device industry, including, but not limited to, development of new technology innovations by competitors of the Company, dependence on key personnel, protection of proprietary technology, and compliance with FDA government regulations.

Income Taxes

      Deferred tax assets and liabilities are recognized based on temporary differences between the financial statements and tax basis of assets and liabilities using enacted tax rates expected to be in effect when they are realized. A valuation reserve against the net deferred assets is recorded, if, based upon weighed available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Patents

      Costs incurred for application and filing of patents, including legal fees, have been capitalized and are being amortized over the seventeen year life of the patents. The Company evaluates the carrying value of intangible assets versus the discounted cash benefit expected to be realized from the performance of the underlying operations and adjusts for any impairment in value. Accordingly, patent costs are recorded at their realizable value. Amortization expense was $3,675 for the year ended March 31, 1999.

Concentration of Credit Risk

      The Company's principal financial instrument, subject to potential concentration of credit risk is accounts receivable, which are unsecured. As of March 31, 1999, Helene Curtis, Inc. accounted for approximately 82% of accounts receivable.

C. Accounts Receivable - Other

      Accounts Receivable - Other represents reimbursements due for patent application costs incurred related to license fee contracts.

D. Inventory:

      Inventory at March 31, 1999 and 1998 consist of the following:

                                                         1999       1998
                                                       --------   --------

      Raw Materials                                    $ 11,000   $  4,000
      Finished Goods                                     11,000      6,000

                                                       --------   --------
                                                       $ 22,000   $ 10,000
                                                       ========   ========

E. Property and Equipment:

      Property and equipment at March 31, 1999 and 1998 consist of the following:

                                                         1999       1998
                                                       --------   --------

      Laboratory Equipment                             $138,000   $103,000
      Office Equipment                                    5,000      5,000
                                                       --------   --------

                                                        143,000    108,000
                                                       --------   --------

      Less Accumulated Depreciation                      40,000     15,000

                                                       --------   --------
      Property and Equipment, Net                      $103,000   $ 93,000
                                                       ========   ========

      Depreciation expense for property and equipment was approximately $25,000 for the year ended March 31, 1999.

F. Accounts Payable and Accrued Expenses:

                                                         1999       1998
                                                       --------   --------

      Accounts Payable, trade                          $ 11,000   $  5,000
      Professional Fees                                 206,000    202,000
      Accrued Officer's Compensation                         --      4,000
      Other Accrued Expenses                              6,000     12,000

                                                       --------   --------
                                                       $223,000   $223,000
                                                       ========   ========

G. Related Party Transactions:

      The Company incurs legal fees for services by its general counsel, a shareholder of the Company. Included in accrued expenses at March 31, 1999 and 1998, is $100,500 and $112,500, respectively, due and payable to the general counsel.

H. Commitments and Contingencies:

      The Company leases operating facilities under a five year lease which expires in April 2002. Rent expense for the year ending March 31, 1999 was $40,000. Future minimum lease payments are as follows:

      2000                                                        $ 41,616
      2001                                                          41,616
      2002                                                          41,616
      2003                                                           3,468

                                                                  --------
                                                                  $128,316
                                                                  ========

I. Income Taxes:

      Provision for income taxes consists of the following components:

                                                                   1999
                                                                 --------

      Current Taxes                                              $ 37,000
      Tax benefit of net operating loss carryforward              (37,000)

                                                                 --------
      Provision for income taxes                                 $     --
                                                                 ========

      The Company has federal net operating loss carryforwards of $235,354 and state net operating loss carryforwards of $377,977 at the year ending March 31, 1999. These net operating losses will begin to expire in 2001. There is a valuation allowance recorded to offset the related deferred tax assets due to uncertainty of realizing the benefit of these assets. The following is a summary of the significant components of the Company's deferred tax assets and liabilities as of March 31, 1999.

                                                     1999          1998
                                                  ---------     ---------
      Deferred Tax Assets
      Federal Net Operating Loss                  $  82,374     $ 129,555
      State Net Operating Loss                       34,018        47,432

                                                  ---------     ---------
                                                    116,392       176,987

      Valuation Allowance                          (116,392)     (176,987)

                                                  ---------     ---------
      Net Deferred Tax Asset                      $      --     $      --
                                                  =========     =========

J. Major Customers:

      Three customers accounted for approximately 42, 24, and 11 percent of the Company's revenue for the year ended March 31, 1999.

K. Note Payable - Bank:

      The Company has a note payable consisting of a $19,000 unsecured bank note, due June 2001, at an annual rate of 8.5%, as of March 31, 1999. The note was subsequently paid in full in June 1999.

L. Subsequent Events:

      On July 16, 1999, the Company was acquired by CardioTech Acquisition Corp., a wholly subsidiary of CardioTech International Inc., in exchange for 446,153 shares of CardioTech International Inc's Common Stock valued at $1.625 per share and $350,000 in cash. The acquisition is structured as a tax-free reorganization under Section 368(a) of the Internal Revenue Code and will be accounted for pursuant to the purchase method of accounting.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (b) Pro forma financial information

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

      Unaudited Pro Forma Consolidated Statement of Operations
      for the Period ended March 31, 1999                                   15

      Unaudited Pro Forma Consolidated Balance Sheets at June 30, 1999      16

      Unaudited Pro Forma Consolidated Statement of Operations
      for the Period ended June 30, 1999                                    17

      Unaudited Notes to the Pro Forma Consolidated Financial Statements    18

      The accompanying pro forma condensed consolidated financial statements are prepared to illustrate the estimated effects of CardioTech International, Inc's acquisition of Tyndale Plains-Hunter, Ltd. accounted for under the purchase method of accounting. The unaudited pro forma consolidated statement of income for the year end March 31, 1999 and for the three months ended June 30, 1999 combines CardioTech International's and Tyndale Plains-Hunter's historical results for the respective periods also giving effect to the pro forma transactions as if they occurred as of April 1, 1998. The unaudited pro forma consolidated balance sheet combines CardioTech's June 30, 1999 consolidated balance sheet with Tyndale Plains-Hunter June 30, 1999 balance sheet and gives the effect to the pro forma transactions as if they had occurred on June 30, 1999, the last day of CardioTech International's most recently completed quarter.

      The unaudited pro forma consolidated financial statements were prepared utilizing the accounting principles of the respective entities as outlined in each entity's historical financial statements. The pro forma adjustments are based upon available information and certain assumptions that CardioTech International believes are reasonable under the circumstances. The unaudited pro forma consolidated financial statements do not purport to be indicated of the operating results or financial position that would has been achieved had the acquisition taken place on the dates indicated or the results that may be obtained in the future.

      The pro forma consolidated financial statements are based upon, and should be read in conjunction with, the audited financial statements, including the notes thereto, of CardioTech International and Tyndale Plains-Hunter.

Item 7 (b). Unaudited Pro Forma Consolidated Financial Statements

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                            Year Ended March 31, 1999

                                                                                             Pro Forma
                                                                                          Adjustments for
                                                                         Historical            Tyndale            Company
                                                    CardioTech            Tyndale        Plains-Hunter, Ltd.     Pro Forma
                                               International, Inc.  Plains-Hunter, Ltd.      Acquisition          Combined
                                               -------------------  -------------------  -------------------   --------------
Revenue                                           $    1,083,000       $      617,000      $           --      $    1,700,000
Cost of Sales                                                 --              239,000                  --             239,000

                                                  --------------       --------------      --------------      --------------
Gross Profit                                           1,083,000              378,000                  --           1,939,000
                                                  --------------       --------------      --------------      --------------

Research and Development                               2,222,000                   --                  --           2,222,000
Selling, General and Administrative                    1,257,000              250,000                  --           1,507,000
Amortization and Depreciation                            118,000               28,000             127,038(2)          273,038
                                                  --------------       --------------      --------------      --------------
                                                       3,597,000              278,000             127,038           4,002,038
                                                  --------------       --------------      --------------      --------------
Operating Income                                      (2,514,000)             100,000            (127,038)         (2,063,038)
                                                  --------------       --------------      --------------      --------------
Other Income (Expense)                                  (111,000)               2,000             (15,750)(3)        (124,750)
                                                  --------------       --------------      --------------      --------------
Income before income taxes                            (2,625,000)             102,000            (142,788)         (2,187,788)
Provision for income tax                                      --                   --                  --                  --

                                                  --------------       --------------      --------------      --------------
Net Income (Loss)                                 $   (2,625,000)      $      102,000      $     (142,788)     $   (2,187,788)
                                                  ==============       ==============      ==============      ==============

Other comprehensive income:
Foreign currency translation adjustments                  12,000                   --                  --              12,000
                                                  --------------       --------------      --------------      --------------
Comprehensive loss                                    (2,613,000)      $      102,000      $     (142,788)     $   (2,175,788)
                                                  ==============       ==============      ==============      ==============

Net loss per common share, basic and diluted               (0.55)                  --                  --               (0.45)

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                  June 30, 1999

                                                                                                       Pro Forma
                                                                                                     Adjustments for
                                                                                 Historical              Tyndale          Company
                                                             CardioTech            Tyndale         Plains-Hunter, Ltd.   Pro Forma
                                                         International, Inc.  Plains-Hunter, Ltd.     Acquisition(1)      Combined
                                                         -------------------  -------------------  -------------------  -----------
ASSETS

Current Assets:                                            $    1,762,000        $       79,000       $     (350,000)   $ 1,491,000
Property and equipment, net                                       479,000                96,000               16,000        591,000
Other non-current assets                                          325,000               148,000              877,000      1,350,000
                                                           --------------        --------------       --------------    -----------

Total Assets                                               $    2,566,000        $      323,000       $      543,000    $ 3,432,000
                                                           ==============        ==============       ==============    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:                                       $      813,000        $      123,000       $       18,000    $   954,000
Long Term Obligations:                                          2,209,000                    --                   --      2,209,000
Commitments and Contingencies                                     500,000                    --                   --        500,000
Stockholders' Equity (Deficit):                                  (956,000)              200,000              525,000       (231,000)

    Total Liabilities and Stockholders' Equity (Deficit)   $    2,566,000        $      323,000       $      543,000    $ 3,432,000
                                                           ==============        ==============       ==============    ===========

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                           Period Ended June 30, 1999

                                                                                              Pro Forma
                                                                                           Adjustments for
                                                                         Historical            Tyndale            Company
                                                    CardioTech            Tyndale         Plains-Hunter, Ltd.    Pro Forma
                                               International, Inc.   Plains-Hunter, Ltd.      Acquisition         Combined
                                               -------------------   -------------------  -------------------  --------------
Revenue                                           $      219,000       $      141,000       $           --     $      360,000
Cost of Sales                                                 --               68,000                   --             68,000

                                                  --------------       --------------       --------------     --------------
Gross Profit                                             219,000               73,000                   --            428,000
                                                  --------------       --------------       --------------     --------------

Research and Development                                 590,000                   --                   --            590,000
Selling, General and Administrative                      523,000               64,000                   --            587,000
Amortization and Depreciation                             33,000                8,000               31,760(2)          72,760
                                                  --------------       --------------       --------------     --------------
                                                       1,146,000               72,000               31,760          1,249,760
                                                  --------------       --------------       --------------     --------------
Operating Income                                        (927,000)               1,000              (31,760)          (821,760)
                                                  --------------       --------------       --------------     --------------
Other Income (Expense)                                    25,000                   --               (3,937)(3)         21,063
                                                  --------------       --------------       --------------     --------------
Income before income taxes                              (902,000)               1,000              (35,697)          (800,697)
Provision for income tax                                      --                   --                   --                 --

                                                  --------------       --------------       --------------     --------------
Net Income (Loss)                                 $     (902,000)      $        1,000       $      (35,697)    $     (800,697)
                                                  ==============       ==============       ==============     ==============

Other comprehensive income:
Foreign currency translation adjustments                 (34,000)                  --                   --            (34,000)
                                                  --------------       --------------       --------------     --------------
Comprehensive loss                                      (936,000)      $        1,000       $      (35,697)    $     (834,697)
                                                  ==============       ==============       ==============     ==============

Net loss per common share, basic and diluted               (0.15)                  --                   --              (0.14)

                         CardioTech INTERNATIONAL, INC.
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. To reflect purchase of Tyndale Plains-Hunter, Ltd. and restatement of net assets to their estimated fair market value of $112,000 for property and equipment, $700,000 of patents, and $317,000 in goodwill.

2. To reflect additional depreciation and amortization of acquired property and equipment and intangible assets.

3. To reflect loss of interest income of cash used to acquire Tyndale Plains-Hunter

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (c) Unaudited Quarterly financial information

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

            Unaudited Pro Forma Balance Sheet at June 30, 1999               20

            Unaudited Statements of Operations for the Periods ended
            June 30, 1999 and 1998                                           21

            Unaudited Statements of Cash Flows for the Periods ended
            June 30, 1999 and 1998                                           22

                              TYNDALE PLAINS-HUNTER
                             UNAUDITED BALANCE SHEET
                                  June 30, 1999

                                                                  Tyndale
                                                            Plains-Hunter, Ltd.
                                                            -------------------
ASSETS

Current Assets:                                             $            79,000
Property and equipment, net                                              96,000
Other non-current assets                                                148,000
                                                            -------------------

Total Assets                                                $           323,000
                                                            ===================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:                                        $           123,000
Long Term Obligations:                                                       --
Commitments and Contingencies                                                --
Stockholders' Equity:                                                   200,000

    Total Liabilities and Stockholders' Equity              $           323,000
                                                            ===================

                           TYNDALE PLAINS-HUNTER, LTD.
                        UNAUDITED STATEMENT OF OPERATIONS
                         For the Periods Ended June 30,

                                                             1999         1998
                                                           --------     --------

Revenue                                                    $141,000     $155,000
Cost of Sales                                                68,000       52,000

                                                           --------     --------
Gross Profit                                                 73,000      103,000
                                                           --------     --------

Research and Development                                         --           --
Selling, General and Administrative                          64,000       58,000
Amortization and Depreciation                                 8,000        7,000
                                                           --------     --------
                                                             72,000       65,000
                                                           --------     --------
Operating Income                                              1,000       38,000
                                                           --------     --------
Other Income (Expense)                                           --           --
                                                           --------     --------
Income before income taxes                                    1,000       38,000
Provision for income tax                                         --           --

                                                           --------     --------
Net Income (Loss)                                          $  1,000     $ 38,000
                                                           ========     ========

                           TYNDALE PLAINS-HUNTER, LTD.
                        UNAUDITED STATEMENT OF CASH FLOWS
                         For the Periods ended June 30,

                                                            1999         1998
Cash flows from operating activities:
  Net Income                                             $   1,000     $ 38,000
  Adjustments to reconcile net income to net
    cash flows from operating activities:
    Depreciation and Amortization                            8,000        7,000
    Changes in assets and liabilities:
      Current assets                                        98,000      (57,000)
      Other assets                                              --           --
      Current liabilities                                 (170,000)     (44,000)
                                                         ---------     --------

    Net cash flows used by operating activities            (63,000)     (56,000)
                                                         ---------     --------

Cash flows from investing activities:
    Purchase of property and equipment                          --           --
    Proceeds from stock issuance                            23,000           --
                                                         ---------     --------
    Net cash flows provided by investing activities         23,000           --
                                                         ---------     --------

Cash flows from financing activities:
  Cash (paid) proceeds on bank borrowing                   (19,000)      25,000

    Net cash flows used by financing activities            (19,000)      25,000
                                                         ---------     --------

    Net decrease in cash and cash equivalents              (59,000)     (31,000)

    Cash and cash equivalents at beginning of period        82,000       92,000
                                                         ---------     --------

    Cash and cash equivalents at end of period           $  23,000     $ 61,000
                                                         =========     ========


Supplemental Disclosure of Cash Flow Information:

  Interest Paid                                          $      --     $     --
  Taxes Paid                                             $     150     $    150

Item 6. Exhibits and Reports on Form 8-K:

(a) Exhibits:

            Exhibit 23       Consent of Adler & Blanchard, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    CARDIOTECH INTERNATIONAL, INC.


                                    /s/ Michael Szycher
                                    -----------------------------------
                                    Michael Szycher, Ph.D.
                                    Chairman and Chief Executive Officer

Dated:  September 29, 1999


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